PRICING SUPPLEMENT NO. 70                                         Rule 424(b)(3)
DATED: April 8, 1999                                          File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                $7,315,045,162
                        THE BEAR STEARNS COMPANIES INC.
                          MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $5,000,000 Floating Rate Notes [x]    Book Entry Notes [x]

Original Issue Date:          Fixed Rate Notes [_]       Certificated Notes [_]
April 13, 1999


Maturity Date:                CUSIP#: 073928 HT 3
April 13, 2000

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:



                                                 Optional          Optional
                         Redemption              Repayment         Repayment
Redeemable On            Price(s)                Date(s)           Price(s)

N/A                      N/A                     N/A               N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly


[_]       CMT Rate


Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): -0.03%

----------------------------------

*     7/13/99, 10/13/99 and 1/13/00.

**    7/13/99, 10/13/99, 1/13/00 and 4/13/00.

***   The three-month LIBOR rate on April 9, 1999 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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